As filed with the Securities and Exchange Commission on August 5, 2005

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------

                                GERON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                        75-2287752
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                       Identification Number)

                      ------------------------------------

                             230 Constitution Drive
                          Menlo Park, California 94025
         (Addresses of Principal Executive Offices including Zip Codes)

                    ---------------------------------------

                           2002 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                    ---------------------------------------

          Thomas B. Okarma                                   Copy to:
President and Chief Executive Officer                 Alan C. Mendelson, Esq.
          Geron Corporation                            Latham & Watkins LLP
       230 Constitution Drive                         135 Commonwealth Drive
    Menlo Park, California 94025                   Menlo Park, California 94025
           (650) 473-7700                                (650) 328-4600

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                    ---------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                                                  Proposed          Maximum
                                                Amount            Maximum           Aggregate
                                                to be          Offering Price    Offering Price      Amount of
   Title of Securities to be Registered    Registered (1)(2)   Per Share (3)          (3)         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share,
issuable under the 2002 Equity Incentive
Plan (4)...............................         2,000,000           $10.42         $20,840,000        $2,640.43
------------------------------------------- ------------------ ----------------- ----------------- -----------------
Total..................................         2,000,000           $10.42         $20,840,000        $2,640.43
------------------------------------------- ------------------ ----------------- ----------------- -----------------


(1) The 2002 Equity Incentive Plan (the "Plan") authorizes the issuance of 9,579,603 shares of common stock, par value $0.001 per share (the "Common Stock"), of Geron Corporation (the "Company"), of which 2,000,000 shares are being registered hereunder.

(2) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Company's Common Stock.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), and is based on the average ($10.42) of the high ($10.54) and low ($10.29) sales price of the Common Stock, as reported on the Nasdaq National Market on August 2, 2005.

(4) Each share of Common Stock being registered hereunder, if issued prior to the termination the Company of its Rights Agreement dated as of July 20, 2001, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Proposed sale to take place as soon after the effective date of the registration statement as options granted under the Plan are exercised.

                                  Total Pages 6
                             Exhibit Index on Page 4

                      REGISTRATION OF ADDITIONAL SECURITIES

         On July  3,  2002,  Geron  Corporation,  a  Delaware  corporation  (the
"Company") filed a Registration Statement on Form S-8, Registration No. 333-91916 (the "First Registration Statement"), with the Securities and Exchange Commission relating to an aggregate of 7,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the 2002 Equity Incentive Plan (the "Plan"). On October 7, 2004, the Company filed a Registration Statement on Form S-8, Registration No. 333-119601 (the "Second Registration Statement"), with the Securities and Exchange Commission relating to an additional 579,603 shares of Common Stock issuable under the Plan. The contents of the First Registration Statement and Second Registration Statement are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 2,000,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.


Item 8.  Exhibits

         A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index on page 4 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 5, 2005.

                                   GERON CORPORATION

                                   By:    /s/ David L. Greenwood
                                          ---------------------------------
                                          David L. Greenwood
                                          Executive Vice President and
                                          Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas B. Okarma and David L. Greenwood, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 5, 2005.


Signature                     Title                                   Date
-------------------------------------------------------------------------------

/s/ Thomas B. Okarma      President, Chief Executive Officer     August 5, 2005
------------------------  and Director
Thomas B. Okarma          (Principal Executive Officer)

/s/ David L. Greenwood    Executive Vice President and Chief     August 5, 2005
------------------------  Financial Officer (Principal
David L. Greenwood        Financial and Accounting Officer)

/s/ Alexander E. Barkas   Director                               August 5, 2005
------------------------
Alexander E. Barkas


/s/ Edward V. Fritzky     Director                               August 5, 2005
------------------------
Edward V. Fritzky


/s/ Charles J. Homcy      Director                               August 5, 2005
------------------------
Charles J. Homcy


                          Director                               August 5, 2005
------------------------
Thomas D. Kiley


/s/ John P. Walker        Director                               August 5, 2005
------------------------
John P. Walker


/s/ Patrick J. Zenner     Director                               August 5, 2005
------------------------
Patrick J. Zenner

                                  EXHIBIT INDEX

EXHIBIT                                                                    PAGE
-------                                                                    ----
 4.1+     2002 Equity Incentive Plan                                        N/A
 4.2++    Rights Agreement dated as of July 20, 2001, between Geron         N/A
          Corporation and U.S. Stock Transfer Corporation, as Rights Agent
 5.1      Opinion of Latham & Watkins LLP                                    5
23.1      Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2      Consent of Ernst & Young LLP, Independent Registered Public
          Accounting Firm.                                                   6
24.1      Powers of Attorney (included on the signature page to this
          Registration Statement)                                            3

(+) Incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on February 27, 2004.


(++) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on
     Form 8-K filed on July 23, 2001.



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